February 2, 2007

Gentlemen:

Reference is made to the Securities Exchange Agreement (“SEA”) of even date herewith between TechnoConcepts, Inc., a Colorado corporation (“TCI”) and the undersigned investor (“Investor”), pursuant to which the Investor has this day exchanged $________________ aggregate amount of TCI’s Series A Secured Subordinated Promissory Notes (“Notes”) for ___________ shares of TCI’s common stock and for warrants to purchase ________________ shares of TCI’s common stock “Warrants”). Reference is also made to those certain Securities Purchase Agreements, also of even date herewith, among TCI and certain other investor, and all associated documentation and other agreements, pursuant to which TCI has granted certain registration rights (collectively, the “SPAs”).

This letter sets forth our additional agreement, in consideration of the mutual promises made herein, as follows:

TCI shall include all of the common shares issued to Investor and all of the shares of common stock underlying the Warrants issued to Investor pursuant to the SEA in the registration statement filed by the Company pursuant to the SPAs. In the event that TCI is not allowed by the SEC to register all of Investor’s shares of common stock and common stock underlying the Warrants, TCI shall include the maximum number of shares allowed in the registration statement to be filed pursuant to the SPA and the remaining shares in all subsequent registrations of TCI, up to the maximum allowed in each such registration.

[SIGNATURES FOLLOW]

T: 818.779-1746	www.technoconcepts.com	F: 818.779.1745

February 2, 2007

If the foregoing is acceptable to you, kindly countersign the enclosed copy of this letter and return it to us to evidence the agreements set forth herein.

Sincerely,

TECHNOCONCEPTS, INC.

By:
Michael Handelman, CFO

ACCEPTED AND AGREED TO:
INVESTOR

By: ________________________________
Name:
Title: